        As filed with the Securities and Exchange Commission on October 13, 2000
                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                              ___________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933

                                InfoSpace, Inc.
              (Exact name of issuer as specified in its charter)

          DELAWARE                                   91-1718107
   (State of Incorporation)           (I.R.S. Employer Identification Number)

                             601 108/th/ Ave N.E.
                                  Suite 1200
                              Bellevue, WA  98004
                   (Address of principal executive offices)
                             _____________________
                      GO2NET, INC. 2000 STOCK OPTION PLAN
                      GO2NET, INC. 1996 STOCK OPTION PLAN
                    SILICON INVESTOR, INC. 1996 STOCK PLAN
                            WEB21 STOCK OPTION PLAN
              AUTHORIZE.NET CORPORATION 1999 STOCK INCENTIVE PLAN
                IQC CORPORATION OPTION TO PURCHASE COMMON STOCK
                           (Full title of the plans)
                             _____________________

                             Ellen B. Alben, Esq.
       Senior Vice President, Legal and Business Affairs, and Secretary
                                InfoSpace, Inc.
                             601 108/th/ Ave N.E.
                                  Suite 1200
                              Bellevue, WA  98004
                                (425) 201-6100
(Name, address, including zip code and telephone number, including area code, of agent for service)

                             _____________________

                                   Copy to:
                           Lawrence J. Steele, Esq.
                         Christopher J. Bellavia, Esq.
                             Drew G. Markham, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              5300 Carillon Point
                          Kirkland, Washington 98033
                                (425) 576-5800

===================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                       Title of                                                    Proposed      Proposed Maximum
                      Securities                                  Amount            Maximum          Aggregate
                        to be                                     to be         Offering Price    Offering Price      Amount of
                      Registered                              Registered(1)      per Share(2)       Price /(2)/    Registration Fee
Common Stock, $0.0001 par value to be issued upon exercise
of options granted under:
  The Go2Net, Inc. 2000 Stock Option Plan...................   10,012,649 shares    $  23.647    $  236,769,111    $   62,507.05
  The Go2Net, Inc. 1996 Stock Option Plan...................   20,836,076 shares    $  18.430    $  384,008,881    $  101,378.35
  The Silicon Investor, Inc. 1996 Stock Plan................        1,817 shares    $   1.988    $        3,613    $        0.96
  The Web21 Stock Option Plan...............................        7,126 shares    $   4.420    $       31,497    $        8.32
  The Authorize.Net Corporation 1999 Stock Incentive Plan...       98,024 shares    $   0.440    $       43,131    $       11.39
  The IQC Corporation Option to Purchase Common Stock.......        9,599 shares    $   1.698    $       16,300    $        4.31
Total registration fee......................................                                                       $  163,910.38

================================================================================
(1) Represents shares of InfoSpace common stock issuable upon exercise of stock options granted pursuant to the plans. In connection with the Registrant's acquisition of Go2Net, Inc., the Registrant has assumed the obligation to issue shares of common stock upon exercise of the stock options issued under the plans.
(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the computation is based on the weighted average exercise price of the options covered under each Plan.
================================================================================

                                InfoSpace, Inc.
                      Registration Statement on Form S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by InfoSpace, Inc. (the "Company" or the "Registrant") are hereby incorporated by reference into this Registration Statement:

               (1) the Company's Prospectus, dated September 27, 2000 (File No. 333-86313) filed with the Commission on October 2, 2000;

               (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (3) the Company's Current Reports on Form 8-K filed with the Commission pursuant to Section 13 or 15 of the Exchange Act on the following dates: (i) February 25, 2000, as amended by Form 8-K/A filed with the Commission on April 24, 2000, May 1, 2000, and July 10, 2000; (ii) March 10, 2000, as amended by Form 8-K/A filed with the Commission on May 24, 2000 and July 10, 2000; (iii) March 31, 2000; (iv) April 25, 2000; (v)
     July 5, 2000, as amended by Form 8-K/A filed with the Commission on September 14, 2000; (vi) July 25, 2000; (vii) July 26, 2000; and (viii)
     August 31, 2000;

               (4) the Company's Amended Current Reports on Form 8-K/A filed with the Commission pursuant to Section 13 or 15 of the Exchange Act on the following dates: (i) January 6, 2000 and March 9, 2000, each which amend the Company's Current Report on Form 8-K dated December 29, 1999; and (ii) February 29, 2000, which amends the Company's Current Report on Form 8-K dated December 16, 1999; and

               (5) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-25131), dated December 3, 1998, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Form S-8 which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duties in certain instances. The Restated Bylaws of the Company (the "Restated Bylaws") provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification include any current or former directors and officers of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into contractual agreements with each director and certain officers of the Company, designated by the Company's board, to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Restated Bylaws or by the Delaware General Corporation Law. The Company also currently maintains officer and director liability insurance.

Item 7.  Exemption From Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

EXHIBIT                                          DESCRIPTION
NUMBER
-------              -------------------------------------------------------------------
  4.1                Go2Net, Inc. 2000 Stock Option Plan
  4.2                Go2Net, Inc. 1996 Stock Option Plan
  4.3                Silicon Investor, Inc. 1996 Stock Plan
  4.4                Web21 Stock Option Plan
  4.5                Authorize.Net Corporation 1999 Stock Incentive Plan
  4.6                IQC Corporation Option to Purchase Common Stock
  5.1                Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered
  23.1               Consent of Deloitte & Touche, L.L.P. (Seattle, WA), Independent Auditors
  23.2               Consent of Deloitte & Touche, L.L.P. (San Jose, CA), Independent Auditors
  23.3               Consent of KPMG LLP, Independent Auditors
  23.4               Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit
                     5.1)
  24.1               Power of Attorney (contained on signature page hereto)

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 12th day of October, 2000.

                                              InfoSpace, Inc.

                                              /s/ Arun Sarin
                                              --------------------------------
                                              Arun Sarin
                                              Chief Executive Officer and Vice
                                              Chairman

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints Arun Sarin and Tammy D. Halstead, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated below on this 12th day of October, 2000.

       Signature                                         Title
-------------------------------       ------------------------------------------
/s/ Arun Sarin                        Chief Executive Officer and Vice Chairman
-------------------------------
Arun Sarin                            (Principal Executive Officer)


/s/ Rand L. Rosenberg                 Chief Financial Officer and Senior Vice President,
-------------------------------
Rand L. Rosenberg                     Corporate Finance and Development (Principal Financial
                                      Officer)


/s/ Tammy D. Halstead                 Senior Vice President and Chief Accounting Officer
-------------------------------
Tammy D. Halstead                     (Principal Accounting Officer)


/s/ Naveen Jain                       Chairman of the Board
-------------------------------
Naveen Jain

/s/ John E. Cunningham, IV            Director
-------------------------------
John E. Cunningham, IV

/s/ Peter L. S. Currie                Director
-------------------------------
Peter L. S. Currie

/s/ David C. House                    Director
-------------------------------
David C. House


/s/ Rufus W. Lumry, III               Director
-------------------------------
Rufus W. Lumry, III


                                      President, Chief
-------------------------------       Operating Officer and
Russell C. Horowitz                   Vice Chairman


                                      Director
-------------------------------
William D. Savoy

                                INFOSPACE, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                DESCRIPTION
--------      ---------------------------------------------------------------

  4.1         Go2Net, Inc. 2000 Stock Option Plan
  4.2         Go2Net, Inc. 1996 Stock Option Plan
  4.3         Silicon Investor, Inc. 1996 Stock Plan
  4.4         Web21 Stock Option Plan
  4.5         Authorize.Net Corporation 1999 Stock Incentive Plan
  4.6         IQC Corporation Option to Purchase Common Stock
  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered
 23.1         Consent of Deloitte & Touche, L.L.P. (Seattle, WA), Independent
              Auditors
 23.2         Consent of Deloitte & Touche, L.L.P. (San Jose, CA), Independent
              Auditors
 23.3         Consent of KPMG LLP, Independent Auditors
 23.4         Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
              Exhibit 5.1)
 24.1         Power of Attorney (contained on signature page hereto)